THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Semi-Annual Period Ended April 30, 2007

Sub-Item 77Q1: Exhibits.

(a)
Articles Supplementary to the Articles of Incorporation dated January 12, 2007 are incorporated herein by reference to Exhibit 23(a)(30) in Registrant’s Post-Effective Amendment No. 44 filed with the Commission on February 23, 2007.

(b)	Revision to the investment policy of the Large Cap Value Portfolio is incorporated herein by reference to Registrant’s Post-Effective Amendment No. 44 filed with the Commission on February 23, 2007.

(e)(1)
Amendment No. 3 to Sub-Investment Advisory Agreement, dated as of January 1, 2007, among The Glenmede Fund, Inc., Glenmede Advisers, Inc., Glenmede Investment Management LP, and Philadelphia International Advisors LP relating to International Portfolio is incorporated herein by reference to Exhibit 23(d)(27) to Registrant’s Post-Effective Amendment No. 44 filed with the Commission on February 23, 2007.

(e)(2)
Amendments to Investment Advisory Agreements, dated as of January 1, 2007, among The Glenmede Fund, Inc., Glenmede Advisers, Inc., and Glenmede Investment Management LP, relating to the Government Cash, Tax-Exempt Cash, Core Fixed Income (formerly, Intermediate Government), Strategic Equity (formerly, Equity), International and Large Cap Value (formerly, Model Equity), U.S. Emerging Growth (formerly, Small Capitalization Growth), Small Cap Equity (formerly, Small Capitalization Equity), Large Cap Growth, Large Cap 100, Absolute Return, and Total Market Long/Short Portfolios are incorporated herein by reference to Exhibit 23(d)(28) to Registrant’s Post-Effective Amendment No. 44 filed with the Commission on February 23, 2007.

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